Exhibit 10.1

Amendment to 10b5-1 Issuer Repurchase Instructions

This amendment to Issuer Securities Repurchase Instructions between Nathan’s Famous, Inc. (the “Issuer”) and Mutual Securities, Inc. (the “Broker”) is dated as of February 3, 2011.

WITNESSETH

WHEREAS, the Issuer and the Broker are parties to 10b5-1 Issuer Repurchase Instructions dated September 10, 2010 (the “Instructions”);

WHEREAS, the Issuer and the Broker desire to amend the Instructions in accordance with the terms hereof  (the “Amendment”).

NOW, THEREFORE, the Issuer and Broker hereby agree as follows:

1.	Subsection 2(b) of the Instructions is hereby amended to read as follows:

“such time as the aggregate purchase price for all shares of Common Stock purchased under these Instructions equals an aggregate Seven Million Five Hundred Fourteen Thousand Two Hundred Fifty-Two and 03/100 Dollars ($7,514,252.03), including without limitation all applicable fees, costs and expenses, of which Two Million Two Hundred Six Thousand Five Hundred Forty Six and 03/100 Dollars ($2,206,546.03) has been expended through February 2, 2011;”

2.	Exhibit A is hereby replaced in the form annexed hereto.

3.	Except as specifically amended by this Amendment, the Instructions shall remain in full force and effect in all respects as originally executed.

4.
This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  This Amendment shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties have duly executed this Amendment on this 3rd day of February, 2011.

Nathan’s Famous, Inc.

By:	/s/ Ronald DeVos
	Name:	Ronald DeVos
	Title:	Chief Financial Officer

Mutual Securities, Inc.

By:	/s/ Mitch Voss
	Name:	Mitchell C. Voss
	Title:	President